SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                               September 22, 2004
                                (Date of report)

                             RESOLVE STAFFING, INC.
             (Exact Name of Registrant as Specified in its Charter)


                Nevada                  0-29485             33-0850639
       (State of Incorporation) (Commission File Number) (IRS Employer ID)


                       105 North Falkenburg Road, Suite B
                              Tampa, Florida 33619
                    (Address of Principal Executive Offices)

                                 (813) 662-0074
              (Registrant's telephone number, including area code)

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ITEM 4.01 Change in Registrant's Certified Accountant

On September 21, 2004, the Company engaged PKF San Diego ("PKF"), as its independent public accountants. The Company did not previously consult with PKF regarding any matter, including but not limited to:

      o the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements; or

      o any matter that was either the subject matter of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 5.02  Resignation of Registrant's Officers

Mr. Don E. Quarterman, Jr. resigned as an officer of Resolve Staffing, Inc. by letter dated September 22, 2004. There were no disputes between the Company and Mr. Quarterman. The Company intends to appoint another individual as president in the near future.

Mr. William Brown resigned as an officer of Resolve Staffing, Inc. by letter dated September 22, 2004. There were no disputes between the Company and Mr. Brown. The Company intends to appoint another individual as Executive Vice President in the near future.

Mr. Quarterman and Mr. Brown will both remain as directors of Resolve Staffing, Inc.

ITEM 9.01 Exhibits

          17.1     Resignation Letter By Don E. Quarterman

          17.2     Resignation Letter By William Brown

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         RESOLVE STAFFING, INC.

                                         By: /s/ Ron Heineman
                                             ----------------------
                                             CEO
Dated: September 23, 2004